                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 19,1996
                                                --------------------------------

                                  HALIS, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Georgia                                0-16288                 58-1366235
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                          Identification No.)


1950 Spectrum Circle, Suite 400, Marietta, Georgia                      30067
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code        (770) 857-4461
                                                   -----------------------------

                         Fisher Business Systems, Inc.
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
------   --------------------------------
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
------   ------------------------------------

       On November 19, 1996, HALIS, Inc., a Georgia corporation (formerly
Fisher Business Systems, Inc.)(the "Company"), consummated the acquisition of AUBIS Hospitality Systems, Inc. ("AHS") and AUBIS Systems Integration, Inc. ("ASI") (collectively, the "AUBIS Subsidiaries"), each a wholly-owned subsidiary of AUBIS, L.L.C. ("AUBIS"). Pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization, dated December 13, 1995 and amended and restated as of March 29, 1996 and as further amended on September 27, 1996 (the "AUBIS Agreement"), among AUBIS, the AUBIS Subsidiaries, certain affiliates of AUBIS, the Company and two newly organized subsidiaries of the Company (the "AUBIS Acquisition Subsidiaries") the AUBIS Subsidiaries were merged with and into the AUBIS Acquisition Subsidiaries, whereby the AUBIS Subsidiaries became wholly-owned subsidiaries of the Company. Pursuant to the AUBIS Agreement, AUBIS received an aggregate of 10,000,000 shares of common stock of the Company. Based on the average of the closing bid and ask price of the Company's common stock as reported on the Nasdaq Bulletin Board on November 19, 1996, the consideration paid by the Company had a total value of approximately $20,600,000, excluding acquisition costs.

       The AUBIS Subsidiaries are suppliers of systems and services to the hospitality and healthcare industries as well as network integration systems and services to a variety of other industries.

       On November 19, 1996, the Company also consummated the acquisition of HALIS Software Inc. ("HSI"), a wholly-owned subsidiary of HALIS, L.L.C. ("HALIS"). Pursuant to the Stock Purchase Agreement, dated as of March 29, 1996 and amended as of September 27, 1996 (the "HALIS Agreement"), between the Company and HALIS and its affiliates, HSI was merged with and into a newly organized subsidiary of the Company, whereby HSI became a wholly-owned subsidiary of the Company. Pursuant to the HALIS Agreement, HALIS received an aggregate of 5,000,000 shares of common stock of the Company. Based on the average of the closing bid and ask price of the Company's common stock as reported on the Nasdaq Bulletin Board on November 19, 1996, the consideration paid by the Company had a total value of approximately $10,300,000, excluding acquisition costs.

       HSI is a supplier of healthcare systems to managed healthcare markets and to medical practices and related point of service markets.

       As a result of the consummation of the AUBIS Agreement and the HALIS Agreement, AUBIS and HALIS own approximately 43% and 22%, respectively, of the outstanding shares of Common Stock of the Company. Paul W. Harrison, who has been elected Chairman of the Board and Chief Executive Officer of the Company, beneficially owns and/or has the power to vote (by virtue of his positions as the President and managing member of AUBIS and HALIS) all 15,000,000 shares of Common Stock of the Company issued in the AUBIS and HALIS transactions.

       Immediately following consummation of the AUBIS and HALIS transactions, the Company's corporate name was changed to HALIS, Inc.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

     (a) Financial Statements of Business Acquired:

         At the present time, it is impractical to provide the required financial statements for AHS, ASI or HSI as required by this Item 7 of Form 8-K. The Company will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than February 2, 1997 (60 days after this Report is required to be filed).

     (b) Pro Forma Financial Information:

         At the present time, it is impractical to provide the pro forma financial information relative to the AUBIS or the HALIS acquisition as required by Item 310 of Regulation S-B and this Item 7 of Form 8-K. The Company will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than February 2, 1997 (60 days after this Report is required to be filed).

     (c) Exhibits:

     2.1 Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of December 13, 1995 and amended and restated as of March 29, 1996 and as further amended on September 27, 1996, among Fisher Business Systems, Inc., AUBIS, L.L.C., AUBIS Hospitality Systems, Inc., AUBIS Systems Integration, Inc. and certain persons and affiliates of AUBIS, L.L.C.

     2.2 Stock Purchase Agreement, dated as of March 29, 1996 and amended as of September 27, 1996, between Fisher Business Systems, Inc., HALIS, L.L.C., Paul W. Harrison and James Askew.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HALIS, INC.



                                         By:         /s/ Larry Fisher
                                             -----------------------------------
                                             Larry Fisher, President

Dated:   December 2, 1996
      --------------------------------

                                 EXHIBIT INDEX

Exhibit                                                                      Sequential
Number                          Description of Exhibit                        Page No.
-------                         ----------------------                       ----------
 2.1       Amended and Restated Agreement and Plan of Merger and
           Reorganization, dated as of December 13, 1995 and amended
           and restated as of March 29, 1996 and as further amended on
           September 27, 1996, among Fisher Business Systems, Inc.,
           AUBIS, L.L.C., AUBIS Hospitality Systems, Inc., AUBIS
           Systems Integration, Inc. and certain persons and affiliates of
           AUBIS, L.L.C.

 2.2 Stock Purchase Agreement, dated as of March 29, 1996 and amended as of September 27, 1996, between Fisher Business
           Systems, Inc., HALIS, L.L.C., Paul W. Harrison and James
           Askew.